Exhibit 99.1

Paratek Pharmaceuticals Announces Full Year 2020 Total Revenue of $46.9 Million including NUZYRA® (omadacycline) Net U.S. Sales of $38.8 Million

-- NUZYRA Generated Net U.S. Sales of $12.4 Million in the Fourth Quarter 2020; a 14% Increase Over the Third Quarter 2020

-- NUZYRA Expansion into the Primary Care Setting in 2021

-- Paratek Expects Full Year 2021 Total Revenue Between $166 and $177 Million

BOSTON, February 24, 2021 -- Paratek Pharmaceuticals, Inc. (Nasdaq: PRTK), a commercial-stage biopharmaceutical company focused on the development and commercialization of novel life-saving therapies for life-threatening diseases or other public health threats for civilian, government and military use, today reported financial results and provided an update on corporate activities for the quarter and year ended December 31, 2020.

“The launch of NUZYRA continued to demonstrate consistent quarter-over-quarter growth through 2020 in a challenging environment created by the ongoing COVID-19 pandemic,” said Evan Loh, M.D., Chief Executive Officer at Paratek. “The full year commercial net U.S. sales of NUZYRA, which landed at the high end of our guidance range, reflects the strong health of the underlying core commercial business.  With two Biomedical Advanced Research and Development Authority (BARDA) Project BioShield procurements for the Strategic National Stockpile (SNS) now anticipated in 2021 plus the expected continued commercial growth of NUZYRA, we are anticipating a significant ramp up in total revenue for 2021.  We believe prescribers recognize NUZYRA as an important life-saving antibiotic that addresses patient needs in the face of the growing global threat from antibiotic resistance.”

“In our conversations with clinicians over the past several years, it is clear there is a tremendous unmet need for a well-tolerated, once daily oral broad-spectrum antibiotic that includes coverage against MRSA for skin infections. Current generic antibiotic options are universally challenged by either significant bacterial resistance or serious safety concerns that limit their clinical utility,” said Adam Woodrow, Paratek’s President and Chief Commercial Officer. “NUZYRA’s product profile makes it a very attractive treatment option for community use.  With access now solidly established with the payers and significant support from infectious disease specialists, we believe our primary care expansion will accelerate and strengthen our sales trajectory, especially as we enter the second half of 2021.”

Key 2021 Priorities

•

Expansion of NUZYRA into Primary Care Setting: Paratek completed the hiring of approximately 40 U.S. sales representatives in February 2021 to enable the expansion of the NUZRYA launch into the primary care setting.  The Company expects to execute this expansion within its previously communicated cash runway guidance.

•

NTM Rare Disease Opportunity: The Company plans to initiate a Phase 2b study, as early as mid-2021, to explore the potential utility of omadacycline as a treatment for non-tuberculous mycobacteria (NTM) infections due to Mycobacterium abscessus (M. abscessus), a rare disease with currently no approved therapies. M. abscessus and based on Company estimates represents a potential $1.0 billion addressable market opportunity in the U.S.

•

Continued Progress of the BARDA Project BioShield Anthrax Program: The Company expects to continue to execute and deliver on its contract with BARDA to develop NUZYRA for the treatment of pulmonary anthrax, a critical bioterrorism threat deemed important to national security by BARDA.  These activities include advancing the U.S. onshoring of NUZYRA manufacturing and the continued execution of certain preclinical research activities supporting the pulmonary anthrax development program. Under Paratek’s five-year agreement with BARDA, the Company also anticipates two procurements of 2,500 treatment courses of NUZYRA each in 2021 for addition to the SNS.

Other Recent Highlights

•

In December 2020, Paratek entered into a $60 million non-recourse loan agreement with an affiliate of R-Bridge Healthcare Investment Advisory (the R-Bridge Loan) that will be repaid using (i) all proceeds of royalties from the Company’s License and Collaboration Agreement with Zai Lab and (ii) an initial 2.5% revenue interest from the Company’s U.S. net sales of NUZYRA (initial annual cap of $10 million).

o

The net proceeds of the R-Bridge Loan, together with cash on hand, was used to prepay in full all obligations outstanding under the Company’s Amended and Restated Loan and Security Agreement with Hercules Capital on December 31, 2020.

Fourth Quarter and Full Year 2020 Financial Results

•	Fourth quarter 2020 revenue
o	Total revenue was $16.0 million for the fourth quarter of 2020, an increase of 17% over the third quarter of 2020 and an increase of 78% over the fourth quarter of 2019.
o	NUZYRA generated $12.4 million in net U.S. sales during the fourth quarter of 2020, an increase of 14% over the third quarter of 2020 and an increase of 130% over the fourth quarter of 2019.
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Government contract service and grant revenue was $2.8 million for the fourth quarter of 2020 versus $2.7 million in the third quarter of 2020.  No revenue was generated from the BARDA contract in 2019 as it was executed in December of that year.

•	Full year 2020 total revenue
o	Full year 2020 total revenue was $46.9 million, an increase of 184% over full year 2019 total revenue.
o	NUZYRA generated $38.8 million in net U.S. sales for the full year 2020, an increase of 237% over the full year 2019.
▪

The growth in NUZYRA sales in 2020 reflects the Company’s continued commitment to strong execution and NUZYRA’s attributes that address unmet needs in the marketplace despite the significant disruptions of patient traffic to physician offices and institutions throughout the ongoing COVID-19 pandemic.

▪	In today’s COVID-19 environment, NUZYRA’s ability to minimize hospital stays with the oral formulation is especially relevant for many prescribers and a meaningful benefit for patients.
o	Government contract service and grant revenue was $6.7 million in 2020. No revenue was generated from the BARDA contract in 2019 as it was executed in December of that year.
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Collaboration and royalty revenue of $1.5 million in 2020 is primarily comprised of royalties earned from SEYSARA® sales in the U.S.  Collaboration and royalty revenue of $5.0 million in 2019 included a $3.0 million milestone earned from Zai Lab in addition to royalties earned from SEYSARA sales in the U.S.

Research and development (R&D) expenses were $6.3 million for the fourth quarter of 2020, compared to $9.1 million for same period in the prior year. R&D expenses were $23.9 million for the full year 2020, compared to $39.6 million in the prior year. The decrease in both periods is primarily the result of lower clinical study costs associated with completion of the Phase 2 UTI program in 2019, partially offset by an increase in expenses incurred under the BARDA contract and third-party manufacturing process scale-up to meet expected future demand for NUZYRA.

Selling, general and administrative (SG&A) expenses were $24.3 million for the fourth quarter of 2020, compared to $21.3 million for the same period in the prior year.  The $3.0 million increase is primarily due to costs incurred to realign our hospital territories and our community expansion.

SG&A expenses were $89.9 million for the full year 2020, compared to $89.1 million in the prior year.  The $0.8 million increase is primarily the result of costs for the Company’s contract sales organization and higher product distribution fees, partially offset by lower marketing and promotional program expenses, personnel-related costs and travel due to the COVID-19 pandemic.

Paratek reported a net loss of $25.0 million, or ($0.54) per share, for the fourth quarter of 2020, compared to a net loss of $27.4 million, or ($0.81) per share, for the same period in 2019.

Paratek reported a net loss of $96.5 million, or ($2.19) per share, for the full year 2020 compared to a net loss of $128.8 million, or ($3.93) per share, for the same period in 2019.

Financial Guidance

Paratek also announced its full year 2021 financial guidance.

•	Paratek estimates 2021 total revenue in the range of $166 to $177 million. This range includes the following components:
o	2021 NUZYRA net U.S. product sales are expected to be approximately $138 to $144 million, which includes:
▪	U.S. net product sales between $62 to $68 million from the core commercial business
▪	Two SNS procurements by BARDA valued at approximately $76 million
o	Royalty and collaboration revenue of approximately $8 million
o	BARDA government contract service and grant revenue between $20 to $25 million
▪	BARDA contract service and grant revenue consists of reimbursement of NUZYRA post-marketing requirements, the anthrax development program and the U.S. onshoring of NUZYRA manufacturing

•	Paratek estimates 2021 R&D and SG&A expense to be approximately $150 to $155 million. This range includes the following components:
o	Core business R&D and SG&A expense of $130 million, an increase of 20% over 2020 but consistent with 2019 pre-pandemic levels
▪	The expected increase in R&D and SG&A expense in 2021 when compared to 2020 will be driven by costs associated with the primary care expansion and the initiation of the phase 2b study in NTM
o	BARDA R&D and U.S. onshoring cost reimbursements between $20 to $25 million

•

Based upon the Company’s current operating plan as described above, Paratek anticipates its existing cash, cash equivalents and marketable securities of $125.2 million as of December 31, 2020, provide for a cash runway through the end of 2023 with a pathway to cash flow break even.

Company performance and unanticipated events could cause actual results to vary from this forward-looking guidance.

Call and Webcast

Paratek’s earnings conference call for the quarter and year ended December 31, 2020 will be broadcast at 4:30 p.m. EST on February 24, 2021. The live audio webcast can be accessed under "Events and Presentations" in the Investor Relations section of Paratek’s website at www.ParatekPharma.com.

Domestic investors wishing to participate in the call should dial: 877-407-0792 and international investors should dial: 201-689-8263. The conference ID is 13716761. Investors can also access the call at http://public.viavid.com/index.php?id=143647.

Website Information

Paratek routinely posts important information for investors on the Investor Relations section of its website at www.ParatekPharma.com. Paratek intends to use this website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Paratek’s website, in addition to following its press releases, U.S. Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Paratek’s website is not incorporated by reference into, and is not a part of, this document.

About Paratek Pharmaceuticals, Inc.

Paratek Pharmaceuticals, Inc. is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel life-saving therapies for life-threatening diseases or other public health threats for civilian, government and military use.

The Company’s lead commercial product, NUZYRA® (omadacycline), is a once-daily oral and intravenous antibiotic available in the U.S. for the treatment of adults with community-acquired bacterial pneumonia and acute bacterial skin and skin structure infections. Paratek has a collaboration agreement with Zai Lab for the development and commercialization of omadacycline in the greater China region and retains all remaining global rights.

Paratek exclusively licensed U.S. rights and rights to the greater China territory for SEYSARA® (sarecycline), a once-daily oral therapy for the treatment of moderate to severe acne vulgaris, to Almirall, LLC (Almirall). Paratek retains the development and commercialization rights for sarecycline in the rest of the world.

In 2019, Paratek was awarded a contract from BARDA, valued at ~$285 million, to support the development and U.S.-based manufacturing of NUZYRA for the treatment of pulmonary anthrax.

For more information, visit www.ParatekPharma.com or follow @ParatekPharma on Twitter.

About NUZYRA®

NUZYRA (omadacycline) is a novel antibiotic with both once-daily oral and intravenous formulations for the treatment of community-acquired bacterial pneumonia (CABP) and acute bacterial skin and skin structure infections (ABSSSI). A modernized tetracycline, NUZYRA is specifically designed to overcome tetracycline resistance and exhibits activity across a spectrum of bacteria, including Gram-positive, Gram-negative, atypicals, and other drug-resistant strains.

Please see full Prescribing Information for NUZYRA at www.NUZYRA.com.

Forward Looking Statements

This press release contains forward-looking statements including statements related to our overall strategy, products, prospects, potential and expected results, including statements about the impact of the COVID-19 pandemic on our revenue projections, access to hospital institutions, supply chain and clinical trials, projected awareness, payor coverage, net product revenues, total revenues including assumptions related to our financial guidance, the financial impact of our BARDA contract including the status of the FDA review of the pre-EUA submission, the exercise and timing of BARDA’s procurement of NUZYRA for the SNS, BARDA exercising full contract line items, including for U.S. onshoring and PMR reimbursement, our anticipated cash runway, our operating expenses, our R-Bridge loan secured by our Zai Labs royalties and a NUZYRA synthetic royalty, our SEYSARA royalties and SEYSARA-backed loan, the strategy, execution and progression of our commercial launch of NUZYRA, our ability to shape the future treatment paradigm for community-acquired pneumonia and serious skin infections, our plans to evaluate additional indications for NUZYRA, including NTM, and to work toward an oral-only indication in CABP, future governmental stockpiling opportunities, and our potential to further drive long-term value for all of our shareholders.  All statements, other than statements of historical facts, included in this press release are forward-looking statements, and are identified by words such as "advancing," "expect," "look forward," "anticipate," "continue," and other words and terms of similar meaning. These forward-looking statements are based upon our current expectations and involve substantial risks and uncertainties.  We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements.  Our actual results and the timing of events could differ materially from those included in such forward-looking statements as a result of these risks and uncertainties.  These and other risk factors are discussed under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission.  We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein.

PARATEK PHARMACEUTICALS, INC.

Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	As of December 31,
	2020	2019
Cash, cash equivalents and marketable securities	$125,162	$215,379
Total assets	176,853	251,079
Working capital	140,164	219,154
Total current liabilities	23,953	24,200
Long-term debt	250,474	260,728
Common stock and additional paid-in capital	705,535	671,537
Accumulated deficit	(807,799)	(711,258)
Total stockholders' deficit	(102,260)	(39,647)

Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except loss per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Product revenue, net	$12,422	$5,415	$38,753	$11,517
Government contract service revenue	1,739	—	3,299	—
Government contract grant revenue	1,103	—	3,407	—
Collaboration and royalty revenue	755	3,552	1,465	5,027
Net revenue	16,019	8,967	46,924	16,544
Expenses:
Cost of product revenue	2,925	1,755	8,651	3,484
Research and development	6,286	9,133	23,922	39,554
Selling, general and administrative	24,341	21,261	89,855	89,135
Total operating expenses	33,552	32,149	122,428	132,173
Loss from operations	(17,533)	(23,182)	(75,504)	(115,629)
Other income and expenses:
Interest income	167	739	1,515	3,574
Interest expense	(5,265)	(4,626)	(20,240)	(16,403)
Loss on extinguishment of debt	(2,368)	—	(2,368)	—
Other gains (losses), net	(11)	5	56	(31)
Net loss before provision for income taxes	(25,010)	(27,064)	(96,541)	(128,489)
Provision for income taxes	—	301	—	301
Net loss attributable to common stockholders	$(25,010)	$(27,365)	$(96,541)	$(128,790)
Net loss per share attributable to common stockholders:
Basic and diluted net loss per common share	$(0.54)	$(0.81)	$(2.19)	$(3.93)
Weighted average common shares outstanding
Basic and diluted	45,911,211	33,789,704	44,174,765	32,791,934

CONTACT:

Investor and Media Relations:
Ben Strain
617-807-6688
ir@ParatekPharma.com